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                                                                   EXHIBIT 2.1
                                                                  -----------







                       AGREEMENT AND PLAN OF REORGANIZATION
                       ------------------------------------

    THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into this 12th day of October, 1995 by and between Global Telephone and Communications, Inc., a Nevada Corporation, (hereinafter referred to as "GTCI"), and Visual Information Service Corp., an Illinois Corporation, (hereinafter referred to as "VisCorp") and its Shareholders, as listed on Exhibit A and on the signatory pages hereafter.

                                    RECITALS:
                                    ---------

    A. GTCI desires to acquire all of the issued and outstanding capital stock of Viscorp and Viscorp desires to exchange all of its shares of VisCorp capital stock for shares of GTCI authorized but unissued shares of stock as hereinafter provided.

    B. It is the intention of the parties hereto that: (i) GTCI shall acquire all of the issued and outstanding capital stock of VisCorp in exchange solely for the number of shares of GTCI authorized but unissued shares of Common Stock, par value $.01, set forth below (the "Exchange"); (ii) the Exchange shall qualify as a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the Shareholders reside.

    C. The board of directors of GTCI deem it to be in the best interest of GTCI and its shareholders to acquire all of the issued and outstanding capital stock of VisCorp.

    D. The board of directors of VisCorp deem it to be in the best interest of its shareholders to exchange all of the capital stock of VisCorp for shares of GTCI authorized but unissued shares of common stock, as hereinafter provided.

    NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1. EXCHANGE OF SHARES

    1.1.EXCHANGE OF SHARES. GTCI and the Shareholders hereby agree that the Shareholders shall, on the Closing Date (as hereinafter defined), exchange all of the issued and outstanding shares of the VisCorp capital stock in the ratio of one (1) share of each VisCorp share for four (4) shares of GTCI stock (the "Shares") so that if 100% of shares are Exchanged then 17,908,000 number of shares of Common Stock, $.01 par value of GTCI (the "GTCI Shares") will be issued as a result of the Exchange. The number of shares of VisCorp capital stock owned by each Shareholder and the number of shares of Common Stock which each will receive in Exchange is set forth in Exhibit A hereto.


    1.2 DELIVERY OF SHARES. On the Closing Date, the Shareholders will deliver to GTCI the certificates representing the Shares, duly endorsed (or with executed stock powers) so as to make GTCI the sole owner thereof. Simultaneously, GTCI will deliver certificates representing the GTCI Shares to the Shareholders. The Exchange shall not be effected unless a minimum of eighty (80 %) percent of VisCorp's outstanding shares of capital stock are delivered to GTCI on the Closing Date.

    1.3 INVESTMENT INTENT. The GTCI Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be resold unless the GTCI Shares are registered under the Act or an exemption from such registration is available. The Shareholders represent and warrant that each of them is acquiring the GTCI Shares for his own account, for investment, and not with a view to the sale or distribution of the GTCI shares. Each certificate representing the GTCI Shares will have a legend thereon incorporating language as follows:

    "THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, REGISTRATION IS NOT REQUIRED UNDER THE ACT."

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF VISCORP

    VisCorp hereby represents and warrants as follows:

    2.1  ORGANIZATION AND GOOD STANDING:  OWNERSHIP OF SHARES.
VisCorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating VisCorp to issue, sell or transfer any stock

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or other securities of VisCorp except the warrants and options listed on
Schedule 2.1 attached hereto and made a part hereof.

    2.2 OWNERSHIP OF SHARES. The Shareholders are the owner of record and beneficially of 4,477,000 shares of Common Stock of VisCorp, which shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement. The Shares represent all of the outstanding capital stock of VisCorp.

    2.3 FINANCIAL STATEMENTS, BOOKS AND RECORDS. Schedule 2.3 consists of the audited financial statements of VisCorp as at December 31, 1994 and the unaudited as at August 31, 1995 (the "Financial Statements"). The Financial Statements fairly represent the financial position of VisCorp as at such date and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of VisCorp are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

    2.4 NO MATERIAL ADVERSE CHANGES. Since the date of the Balance Sheet there has not been:

         (i) Since December 31, 1994, there has not been any material adverse changes in the financial position of VisCorp except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of VisCorp;

         (ii) any damage, destruction or loss materially affecting the assets prospective business, operations or condition (financial or otherwise) of VisCorp whether or not covered by insurance;

         (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of VisCorp's capital stock;

         (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by VisCorp of any properties or assets; or

         (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

2.5 TAXES. VisCorp by the Closing Date, will have filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

    2.6 COMPLIANCE WITH LAWS. VisCorp has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of VisCorp.

    2.7 NO BREACH. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

         (i) violate any provision of the Articles of Incorporation or By-Laws of VisCorp;

         (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which VisCorp is a party or by or to which it or any of its assets or properties may be bound or subject;

         (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, VisCorp or upon the properties or business of VisCorp; or

         (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of VisCorp.

    2.8 ACTIONS AND PROCEEDINGS. VisCorp is not a party to any material pending litigation or, to its knowledge, and governmental investigation or proceeding not reflected in the VisCorp Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against VisCorp except for one lawsuit, (including the status thereof) set forth on Schedule 2.8 attached hereto and made a part hereof.

    2.9 AGREEMENTS. Schedule 2.9 sets forth any material contract or arrangement to which VisCorp is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.


    2.10 BROKERS OR FINDERS. No broker's or finder's fee will be payable by VisCorp in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by VisCorp or any of its Shareholders except appearing on Schedule 2.10 and 3.14 as one Schedule attached hereto and made apart hereof.

    2.11 REAL ESTATE. Except as set forth on Schedule 2.11, VisCorp owns no real property or is a party to any leasehold agreement.


    2.12 TANGIBLE ASSETS. VisCorp has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by VisCorp, any related capitalized items or other tangible property material to the business of VisCorp (the "Tangible Assets"). VisCorp holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of VisCorp and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation.

    2.13 LIABILITIES. VisCorp did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statement except for a specific Liabilities set forth on Schedule 2.13 attached hereto and made a part hereof. As of the Closing Date, VisCorp will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business. To the best knowledge of the Shareholders, there is no circumstance, condition, event or arrangement which may hereafter give rise to any Liabilities not in the ordinary course of business.

    2.14 OPERATIONS OF VISCORP. From the date of the Financial Statements through the Closing Date hereof VisCorp has not and will not have:

         (i)   incurred any indebtedness or borrowed money;

         (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

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         (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

         (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

         (v) disposed of any assets of VisCorp except in the ordinary course of business;

         (vi) materially increased the annual level of compensation of any executive employee of VisCorp;

         (vii) increased, terminated, amended or otherwise modified any plan for the benefit of employees of VisCorp.

         (viii)issued any equity securities or rights to acquire such equity securities; or

         (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

    2.15 CAPITALIZATION. The authorized capital stock of VisCorp consists of 10,000,000 shares of common stock of which 4,477,000 shares are presently issued and outstanding. VisCorp has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of VisCorp except for the warrants and options set forth on Schedule 2.1 attached hereto and made a part hereof.

    2.16 FULL DISCLOSURE. No representation or warranty by VisCorp in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished GTCI pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of VisCorp.


SECTION 3.  REPRESENTATIONS AND WARRANTIES OF GTCI

    3.1 ORGANIZATION AND GOOD STANDING. GTCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so

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required except where the failure to so qualify would have no material negative impact.

    3.2 CORPORATE AUTHORITY. GTCI have the corporate power to enter into this Agreement and to perform their respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of GTCI breach of any agreement, indenture, mortgage, license or other instrument or document to which GTCI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to GTCI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or by-laws of GTCI.

    3.3 THE GTCI SHARES. As of the Closing Date, the GTCI shareholders are the owners of 970,000 shares of GTCI Common Stock, par value $.01, which shares are free and clear of all rights, claims, liens and encumbrances and have not been sold, pledged, assigned or otherwise transferred. There are no outstanding warrants, issued stock options, stock rights or other commitments of any character relating to the issued or unissued shares of capital stock of GTCI. The GTCI shares represent all of the outstanding capital stock of GTCI.

    At the Closing, the GTCI Shares to be issued and delivered to the VisCorp Shareholders hereunder will when so issued and delivered, constitute valid and legally issued shares of GTCI capital stock, fully-paid and nonassessable.

    3.4 FINANCIAL STATEMENT: BOOKS AND RECORDS. Schedule 3.4 consists of the audited financial statements of GTCI at December 31, 1994 and 1993 and the unaudited as at August 31, 1995 and the related unaudited statements of operations for the periods then ended (collectively the "Financial Statements"). The Financial Statements fairly represent the consolidated financial position of GTCI as at such date and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of GTCI are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

    3.5  NO MATERIAL ADVERSE CHANGES.

         (i) Since August 31, 1995 there has not been any material adverse changes in the financial position of GTCI except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial

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position of GTCI.

         (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of VisCorp whether or not covered by insurance;

         (iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of GTCI capital stock;

         (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage pledge by GTCI of any properties or assets; or

         (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

    3.6 TAXES. GTCI has (or by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

    3.7 COMPLIANCE WITH LAWS. GTCI has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of GTCI or the trading market for the GTCI Shares and specifically, GTCI complied with provisions for registration under the Securities Act of 1933 and all applicable blue sky laws in connection with its public stock offering and there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

    3.8 ACTIONS AND PROCEEDINGS. GTCI is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against GTCI.

    3.9 PERIODIC REPORTS. GTCI has delivered to VisCorp true and complete copies of its Rule 211 report pursuant to SEC Rule 15c2-11 (a) 5 under the Securities Exchange Act of 1934, as amended. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. GTCI has no subsidiaries.

    3.10 DISCLOSURE. GTCI has (and at the Closing it will have) disclosed in writing all events, conditions and facts materially affecting the business, financial conditions or results of operation of GTCI. GTCI has not now and will not have, at the Closing, withheld disclosure of any such events, conditions, and facts which they have knowledge of or have reasonable grounds to know may exits.

    3.11 CAPITALIZATION. The authorized Capital Stock of GTCI consists of 25,000,000 shares of common stock of which 970,000 shares of GTCI Common Stock are issued and outstanding.

    3.12 ACCESS TO RECORDS. The corporate financial records, minute books, and other documents and records of GTCI have been made available to VisCorp prior to the closing hereof.

    3.13 NO BREACH. The execution, delivery and performance of this of this Agreement and the consummation of the transactions contemplated hereby will not:

         (i) violate any provision of the Articles of Incorporation or By-Laws of GTCI;

         (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which GTCI is a party or by or to which it or any of its assets or properties may be bound or subject;

         (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, GTCI or upon the securities, properties or business to GTCI; or

         (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

    3.14 BROKERS OR FINDERS. No broker's or finder's fee will be payable by GTCI in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of GTCI except appearing of Schedule 2.10 and 3.14 as one Schedule attached hereto and made a part hereof.

    3.15 OTC BULLETIN BOARD. GTCI shares are listed on the OTC Bulletin Board under the symbol "GTCI.OB". No representation is being made by GTCI of any trading of the shares of GTCI. At the Closing Date, GTCI's Rule 15c2-11 documentation as discussed above shall have been updated and shall be current in all material respects.

    3.16 AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. GTCI has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to

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perform fully its obligations hereunder.  This Agreement has been duly executed and delivered and is the valid and binding obligation of GTCI enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by GTCI of this Agreement, in accordance with its respective terms and conditions will not:

         (i) require the approval or consent of any governmental or regulatory body or the approval or consent of any other person;

         (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to GTCI, or any instrument, contract or other agreement to which GTCI is a party or by or to which GTCI is bound or subject; or

         (iii) result in the creation of any lien or other encumbrance on the assets or properties of GTCI

SECTION 4.  CONDITIONS PRECEDENT

    4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF VISCORP. All obligations of VisCorp under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

         (a) The representations and warranties by or on behalf of GTCI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

         (b) GTCI shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

         (c) On or before the Closing, the Board of Directors of GTCI shall have approved in accordance with Nevada law the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorizing all of the necessary and proper action to enable GTCI to comply with the terms of the Agreement including the election of VisCorp's nominees to the Board of Directors of GTCI.

         (d)  The Exchange shall be permitted by Nevada law and

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GTCI shall have sufficient shares of GTCI's capital stock authorized to complete the Exchange.

         (e) On the Closing Date, the Board of Directors shall include persons designated by VisCorp. Kim L. Farran, and Wayne Halliburton, shall resign as an officer, director (and any other persons) shall resign as officers and directors of GTCI.

         (f) At the Closing, all instruments and documents delivered to VisCorp Shareholders pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for VisCorp.

         (h) At the Closing, GTCI shall have delivered to VisCorp an opinion of counsel dated as of the Closing to the effect that:

              (i) GTCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

              (ii) This Agreement has been duly authorized executed and delivered by GTCI and is a valid and binding obligation of GTCI enforceable in accordance with its terms;

              (iii) GTCI through its Board of Directors have taken all corporate action necessary for performance under this Agreement;

              (iv) The documents executed and delivered to VisCorp and the VisCorp Shareholders hereunder are valid and binding in accordance with their terms and vest in VisCorp any Notices of Notes, Warrants and Options if any the case may be, all right, title and interest in and to the shares of GTCI shares to be issued pursuant to section 1.1 hereof, and such shares of capital stock issued will be duly and validly issued, fully-paid and nonassessable; and

              (v) GTCI has the corporate power to execute, deliver and perform under this Agreement.

         (i) The shares of restricted GTCI capital stock to be issued to VisCorp Shareholders at Closing will be validly issued, nonassessable and full-paid under Nevada corporation law and will be issued in a non-public offering and isolated transaction in compliance with all federal and state securities laws, bearing a restrictive legend, as is more fully set forth above.

    4.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF GTCI. All obligations of GTCI under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

         (a) The representations and warranties by VisCorp and its shareholders, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

         (b) VisCorp shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing;

         (c) VisCorp shall deliver on behalf of its shareholders to GTCI a letter commonly known as an "Investment Letter," or investment representations acknowledging that the shares of GTCI Common Stock are being acquired for investment purposes.

         (d) VisCorp shall deliver an opinion of its legal counsel to the effect that:

              (i) VisCorp is a corporation duly organized validly existing and in good standing under the laws of the State of Illinois and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

              (ii) VisCorp has the corporate power to carry on its business as now being conducted; and

              (iii) This Agreement has been duly authorized, executed and delivered by VisCorp.

SECTION 5.  COVENANTS

    5.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive in any of the representations, warranties, covenants or agreements of the party under this Agreement.

    5.2 EXPENSES. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

    5.3 FURTHER ASSURANCES. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof

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and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

    5.4 CONFIDENTIALITY. In the event the transactions contemplated by this Agreement are not consummated, GTCI, VisCorp and the Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of two (2) years from the date hereof; provided, however, such obligation shall not apply to information which:

         (i)   at the time of the disclosure was public knowledge;

         (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

         (iii) the receiving party had within its possession at the time of disclosure.

    5.5 STOCK CERTIFICATES. At the Closing, the Shareholders shall have delivered the certificates representing the Shares duly endorsed (or with executed stock powers) so as to make GTCI the sole owner thereof. At such Closing, GTCI shall issue to the Shareholders the GTCI Shares.

    5.6 INVESTMENT LETTERS. The Shareholders shall have delivered to GTCI an "Investment Letter" agreeing that the shares are being acquired for investment purposes only and not with the view to public resale or distribution.

SECTION 6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF GTCI

    Notwithstanding any right of VisCorp and the Shareholders fully to investigate the affairs of GTCI, the Shareholders have the right to rely fully upon the representations, warranties, covenants and agreements of GTCI contained in this Agreement or in any document delivered to VisCorp and the Shareholders by GTCI or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder for twelve (12) months following the Closing.

SECTION 7.  INDEMNIFICATION

    For a period of two (2) years from the Closing, GTCI agrees to indemnify and hold harmless VisCorp, and VisCorp agrees to indemnify and hold harmless GTCI, at all times after the date of this Agreement against and in respect of any judgments, costs and expenses including attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

SECTION 8.  DOCUMENTS AT CLOSING

    At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

         (a) VisCorp will deliver, or will cause to be delivered, to GTCI the following:

              (i) a certificate executed by the President and Secretary of VisCorp to the effect that all representations and warranties made by VisCorp under this Agreement are true and correct as of the Closing, the same as though originally given to GTCI on said date;

              (ii) a certificate from the State of Illinois dated at or about the Closing to the effect that VisCorp is in good standing under the laws of said State;

              (iii) Investment Letters or investment representations in the form executed by each VisCorp Shareholder;

              (iv) Stock certificates representing those shares of VisCorp Shares to be exchanged for GTCI;

              (v) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

         (b) GTCI will deliver or cause to be delivered to VisCorp and the VisCorp Shareholders:

              (i) stock certificates representing those shares of GTCI Shares to be issued as a part of the Exchange as described in Section 1 hereof;

              (ii) a certificate of the President/Secretary of GTCI, to the effect that all representations and warranties of GTCI made under this Agreement are true and correct as of the Closing, the same as though originally given to VisCorp on said date;

              (iii) certified copies of resolutions by GTCI's Board of Directors authorizing this transaction;

              (iv) certificates from the Nevada Secretary of State dated at or about the Closing Date that GTCI is in good standing under the laws of said State;

              (v) opinion of GTCI's counsel as described in Section 4.1 (h) above;

              (vi) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

              (vii) resignations of existing officers and directors of GTCI, as set forth in the Agreement;

              (viii)all other items, the delivery of which is a condition precedent to the obligations of GTCI, as set forth in Section 4 hereof.

SECTION 8.  THE CLOSING.

    The Closing shall take place simultaneously with the execution of this Agreement or at such other later time or place as may be agreed upon by the parties hereto. At the Closing, the parties shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

SECTION 9.  MISCELLANEOUS

    9.1 WAIVERS. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

    9.2 AMENDMENT. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

    9.3 ASSIGNMENT. This Agreement is not assignable except by operation of law.

    9.4 NOTICE Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

         VisCorp                  2728 N. Hampden Court - Unit 207
                                  Chicago, IL  60614
                                  Attention: Mr. Jerome Greenberg

                                                 Chairman

         Shareholders:                 c/o Mitchell Melamed, Esquire
                                       200 South Wacker Drive -
                                       Suite 420
                                       Chicago, IL  60606

         GTCI                          Global Telephone and
                                       3061 Probasco Way
                                       Sparks, Nevada  80431

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

    9.5 GOVERNING LAW. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Illinois, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

    9.6  ARBITRATION.

              (a) All disputes and differences arising in connection with or relating to the provisions of this Agreement, including what constitutes a dispute or difference, shall be settled and finally determined by arbitration unless agreement in writing has been reached between the parties within ninety
(90) days after either party shall have given written notice to the other party of the existence of a dispute or difference which it desires to have arbitrated. Such notice shall state the point or points in dispute.

              (b) Arbitration shall be conducted in accordance with the rules of the American Arbitration Association by three (3) arbitrators, one of whom shall be selected by the Seller, one by GTCI and a Chairman of the Arbitration Court selected by the two arbitrators so selected. The applicable law shall be as provided above. Each party shall notify the other party of the arbitrator selected by it within sixty (60) days of the giving of written notice referred to above. In the event that the two arbitrators selected by the parties are unable to reach agreement as to the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Arbitration shall be held in the jurisdiction of the party against which or whom the arbitration is instituted. Each party shall be given the opportunity to present to the arbitrators its evidence, witnesses and arguments, and the right to be represented by counsel of its selection when the other party be represented by counsel, of its selection when the other party presents its evidence, witnesses and arguments. In the event one of the parties shall fail, after reasonable notice, to appear and participate in the arbitration proceedings as normally interpreted by the above-mentioned rules, the arbitrators shall be entitled to make their decision and award on the basis of evidence, witnesses and arguments presented by the party appearing.

         (c) The decision and the award of the arbitrators shall be in writing and shall be final and binding upon the parties hereto. Judgment upon the award rendered my be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The expenses of arbitration shall be borne in accordance with the determination of the arbitrators with respect thereto. Pending decision by the arbitrators with respect to the dispute or difference undergoing arbitration, all other obligations of the parties hereto shall continue as stipulated herein, and all monies not directly involved in such dispute or difference shall be paid when due.

    9.7 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

    9.8 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and issuance of the Shares and the GTCI Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

    9.9 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

    9.10 SEVERABILITY OF PROVISIONS. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or the provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

    9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

    9.12 BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

    9.13 TIME. Time is of the essence.




    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                        Global Telephone and Communications, Inc.



                                   By:
                                       --------------------------------------


                                  Visual Information Service Corp.


                                  By:
                                      --------------------------------------


                                  SHAREHOLDERS


                                  -----------------------------------------
                                  Jerome C. Greenberg


                                  -----------------------------------------
                                  Roger Remillard



                                  -----------------------------------------
                                  William H. Buck


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                                  SHAREHOLDERS (cont.)


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                                         -19-

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                                  SHAREHOLDERS (cont.)



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